EXHIBIT 99.1

Vulcan Resources Florida, Inc. and Subsidiaries

Consolidated Financial Statements as of
March 31, 2007 (Unaudited), and December 31,
2006 and 2005, and for the Three-Month Periods
Ended March 31, 2007 (Unaudited) and 2006
(Unaudited), and the Years Ended
December 31, 2006 and 2005

VULCAN RESOURCES FLORIDA, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	1
CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED), AND DECEMBER 31, 2006 AND 2005, AND FOR THE
THREE-MONTH PERIODS ENDED MARCH 31, 2007 (UNAUDITED) AND 2006
(UNAUDITED), AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005:
Balance Sheets	2
Statements of Income	3
Statements of Changes in Stockholders’ Equity	4
Statements of Cash Flows	5
Notes to Consolidated Financial Statements	6-13
SUPPLEMENTAL INFORMATION —	14
Supplemental Financial and Operating Information for Oil Producing Activities (Unaudited)	14-16

INDEPENDENT AUDITORS’ REPORT

To the Stockholders of
Vulcan Resources Florida, Inc. and Subsidiaries
Houston, TX

We have audited the accompanying consolidated balance sheets of Vulcan Resources Florida, Inc. and Subsidiaries (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Houston, Texas
July 31, 2007

VULCAN RESOURCES FLORIDA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2007, AND DECEMBER 31, 2006 AND 2005

	March 31,	December 31,	December 31,
	2007	2006	2005
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,850,401	$6,986,505	$9,020,772
Accounts receivable	5,699,575	—	5,860,066
Prepayments	689,447	859,280	544,726
Oil inventory	3,768,844	4,079,943	3,271,594
Commodity derivative contracts	254,947	—	—
Other current assets	4,633	105,883	55,506

Total current assets	15,267,847	12,031,611	18,752,664

PROPERTY, PLANT, AND EQUIPMENT:
Oil properties — full cost method	42,089,748	41,061,162	36,406,955
Other property and equipment	87,966	87,966	87,966
Less accumulated depreciation, depletion and amortization	(10,052,943)	(9,045,588)	(4,863,835)

Property, plant, and equipment — net	32,124,771	32,103,540	31,631,086

Commodity derivative contracts	393,717	—	—

OTHER ASSETS	491,754	617,219	683,543

TOTAL	$48,278,089	$44,752,370	$51,067,293

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$15,562	$715,581	$1,130,673
Accrued liabilities	868,926	2,356,494	1,672,430
Severance taxes payable	98,054	82,364	273,780
Commodity derivative contracts	—	87,298	13,706,170
Royalties payable	1,368,968	431,783	1,188,114
Interest payable	1,106,877	942,167	225,867
Asset retirement obligations	139,419	138,059	168,364

Total current liabilities	3,597,806	4,753,746	18,365,398

LONG-TERM DEBT — Affiliate	8,000,000	8,000,000	10,000,000

OTHER LIABILITIES:
Asset retirement obligations	4,804,745	4,761,885	4,219,422
Commodity derivative contracts	—	3,024,098	—
Other long-term liabilities	—	—	209,241

Total liabilities	16,402,551	20,539,729	32,794,061

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value, 90,000 shares authorized and 20,666.667
issued and outstanding	207	207	207
Additional paid-in-capital	7,630,010	7,630,010	7,630,010
Retained earnings	24,245,321	16,582,424	10,643,015

Total stockholders’ equity	31,875,538	24,212,641	18,273,232

TOTAL	$48,278,089	$44,752,370	$51,067,293

See notes to consolidated financial statements.

VULCAN RESOURCES FLORIDA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2007 AND 2006, AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Three-Month Periods		Years Ended
	Ended March 31,		December 31,
	2007	2006	2006	2005
	(Unaudited)	(Unaudited)

REVENUES	$9,791,264	$9,785,646	$38,425,915	$32,178,647

OPERATING COSTS AND EXPENSES:
Production expenses	3,158,365	2,006,836	9,589,176	9,481,368
Production and other taxes	728,980	622,074	2,736,376	1,928,770
Oil and transportation expense	1,362,288	925,695	4,215,902	4,067,593
General and administrative expense	359,046	243,505	1,657,002	1,453,024
Depreciation and depletion expense	1,212,722	945,122	3,933,015	3,412,035
Asset retirement accretion expense	44,220	42,369	169,477	292,371

Total operating costs and expenses	6,865,621	4,785,601	22,300,948	20,635,161

INCOME FROM OPERATIONS	2,925,643	5,000,045	16,124,967	11,543,486

OTHER INCOME (EXPENSE):
Gain (loss) on commodity derivative contracts	4,851,165	(1,804,252)	(4,672,184)	1,782,040
Interest income	54,045	99,317	413,909	115,407
Interest and other expense	(167,956)	(164,523)	(716,300)	(226,408)

Total other income (expense)	4,737,254	(1,869,458)	(4,974,575)	1,671,039

NET INCOME	$7,662,897	$3,130,587	$11,150,392	$13,214,525

See notes to consolidated financial statements.

VULCAN RESOURCES FLORIDA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2007 AND 2006, AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Common Stock	Additional Paid-In Capital	Retained Earnings	Total

BALANCE — January 1, 2005	$1,000	$—	$(2,571,510)	$(2,570,510)

Recapitalization	(800)	800	—	—

Assumption of obligations from
affiliates	—	7,129,217	—	7,129,217

Issuance of common stock	7	499,993	—	500,000

Net income	—	—	13,214,525	13,214,525

BALANCE — December 31, 2005	207	7,630,010	10,643,015	18,273,232

Distribution of capital	—	—	(5,210,983)	(5,210,983)

Net income	—	—	11,150,392	11,150,392

BALANCE — December 31, 2006	207	7,630,010	16,582,424	24,212,641

Net income (unaudited)	—	—	7,662,897	7,662,897

BALANCE — March 31, 2007
(unaudited)	$207	$7,630,010	$24,245,321	$31,875,538

See notes to consolidated financial statements.

VULCAN RESOURCES FLORIDA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2007 AND 2006, AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Three-Month Periods		Years Ended
	Ended March 31,		December 31,
	2007	2006	2006	2005
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,662,897	$3,130,587	$11,150,392	$13,214,525
Adjustments to reconcile net income to net
cash (used in) provided by operating activities:
Depreciation, depletion, and amortization	1,212,722	945,122	3,933,015	3,412,035
Accretion in asset retirement obligation	44,220	42,369	169,477	292,371
Commodity derivative contract activities	(3,760,060)	322,590	4,672,184	(1,782,040)
Changes in components of working capital:
Accounts receivable	(5,699,575)	(143,837)	5,860,066	(5,860,066)
Oil inventory	105,732	(1,030,167)	(559,611)	(1,682,562)
Prepayments and other	271,083	395,001	(364,931)	(541,557)
Accounts payable	(256,726)	(401,345)	(715,992)	657,487
Accrued liabilities	(320,046)	(1,291,663)	(483,458)	1,575,636
Severance taxes payable	15,690	101,809	(191,416)	271,388
Royalties payable	937,185	64,425	(756,331)	867,184
Interest payable	164,710	164,523	716,300	225,867
Other noncurrent liabilities	—	(209,241)	(209,241)	209,241

Net cash provided by operating activities	377,832	2,090,173	23,220,454	10,859,509

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant, and equipment	(1,471,879)	(287,524)	(4,010,626)	(2,075,439)
Other assets	125,465	40,357	66,324	(215,471)

Net cash used in investing activities	(1,346,414)	(247,167)	(3,944,302)	(2,290,910)

CASH FLOWS FROM FINANCING ACTIVITIES:
(Repayments) proceeds from long-term debt	—	—	(2,000,000)	10,000,000
Payment to affiliates	—	—	—	(4,322,037)
Derivative settlements	(1,167,522)	(842,869)	(14,099,436)	(5,725,790)
Issuance of common stock	—	—	—	500,000
Distribution of capital	—	(1,158,572)	(5,210,983)	—

Net cash (used in) provided by financing activities	(1,167,522)	(2,001,441)	(21,310,419)	452,173

NET (DECREASE) INCREASE IN CASH AND
CASH EQUIVALENTS	(2,136,104)	(158,435)	(2,034,267)	9,020,772

CASH AND CASH EQUIVALENTS — Beginning
of period	6,986,505	9,020,772	9,020,772	—

CASH AND CASH EQUIVALENTS — End of period	$4,850,401	$8,862,337	$6,986,505	$9,020,772

See notes to consolidated financial statements.

VULCAN RESOURCES FLORIDA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2007 (UNAUDITED), AND DECEMBER 31, 2006 AND 2005, AND FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED), AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

1.	FORMATION AND ORGANIZATION

Vulcan Resources Florida, Inc., a Delaware corporation, (the “Company”) is an independent energy company that is principally engaged in the “upstream” activities of acquiring, exploiting, developing, exploring for and producing oil through its wholly owned subsidiary, Calumet Florida L.L.C. (“Calumet”), which has producing properties in the Sunniland Trend in south Florida.

On August 12, 2005, Vulcan Energy Company (VEC) distributed 41.4% of its membership interests in Calumet to its shareholders. The VEC shareholders (Mr. Paul G. Allen, Mr. James C. Flores and Mr. John T. Raymond) then collectively contributed 41.4% of its membership interests in Calumet to newly formed VRF in exchange for 20,000 common shares in VRF. The reorganization of these entities was accounted for as a reorganization of entities under common control.

On December 14, 2005, VRF amended and restated its stockholders’ agreement authorizing 90,000 shares of common stock at $.01 par value and issuing an additional 666.667 shares of common stock for cash consideration of $500,000. In conjunction with this transaction, VRF entered into an Administrative Services Agreement (ASA) with Five Point Energy, LLC (“Five Point”) effective August 1, 2005, whereby Five Point agrees to provide certain management and administrative services to VRF. See Related-Party Transactions (Note 6).

On January 16, 2006, Five Point acquired the Enron Alligator Alley Pipeline Company (aka Alligator Alley Pipeline Company, “AA”) from Enron Transportation Services, LLC (“Enron”) in exchange for a cash payment from Enron of $233,039. AA owns an abandoned pipeline in Florida. In April 2006, Calumet Pipeline Holdings LLC (“Calumet P/L”) was formed as a wholly owned entity of VRF. AA was then sold to Calumet P/L in exchange for a cash payment from Five Point of $233,039.

On September 15, 2006, Redfish Reef LLC (“RR”) was formed as a wholly owned entity owned by VRF. RR was formed to invest in a new offshore oil and gas well in the SW Redfish Reef Porter Sand Prospect. The well has been completed but has not begun production. The well is waiting on a pipeline connection.

2.	SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation— The consolidated financial statements of VRF include the accounts of its wholly owned subsidiary, Calumet. Intercompany accounts and transactions are eliminated in consolidation.

Interim Financial Information— The interim consolidated financial statements included herein are unaudited; however, they include all adjustments of a normal recurring nature which are necessary to present fairly the interim consolidated financial information as of and for the periods indicated. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year-end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

Cash and Cash Equivalents— Cash and cash equivalents consist of all demand deposits and funds invested in highly liquid instruments with original maturities of three months or less. At December 31, 2006 and 2005, the cash and cash equivalents are concentrated in one institution and at times may exceed federally insured limits. The Company periodically assesses the financial condition of the institution and believes that VRF’s credit risk is minimal.

Allowance for Doubtful Accounts— VRF establishes provisions for losses on accounts receivable if the Company determines that it will not collect all or part of an outstanding receivable balance. The Company regularly reviews collectibility and establishes or adjusts the allowance as necessary using the specific identification method. As of December 31, 2006 and 2005, the Company did not have an allowance for doubtful accounts.

Oil Properties— The Company follows the full cost method of accounting for oil and gas properties whereby all costs associated with property acquisition, exploration and development activities are capitalized into a “full cost pool”. Such costs include those related to lease acquisitions, drilling and equipping of productive and non-productive wells, delay rentals, geological and geophysical work, and certain internal costs directly associated with the acquisition, exploration, or development of oil properties. General and administrative costs associated with production, operations, marketing and general corporate activities are expensed as incurred. These capitalized costs along with the Company’s estimate of future development and abandonment costs, net of salvage values, are amortized to expense by the unit-of-production method using engineers’ estimates of proved oil reserves. VRF computes the provision for depreciation, depletion, and amortization annually by multiplying production for the year by a depletion rate. The depletion rate is determined by dividing the total unamortized cost base by net equivalent proved reserves at the beginning of the year. The total unamortized cost base is the sum of the:

•	Full cost pool (including assets associated with retirement obligations); plus,

•	Estimates for future development costs (excluding asset retirement obligations): less,

•	Estimates for salvage.

The costs of unproved properties are excluded from amortization until the properties are evaluated. As of December 31, 2006 and 2005, these unproved property costs were $1,480,576 and $28,154, respectively. Interest is capitalized on oil properties not subject to amortization and in the process of development. The Company reviews the unevaluated properties at the end of each year to determine whether the costs incurred should be reclassified to the full cost pool and thereby subject to amortization. Proceeds from the sale of oil properties are accounted for as reductions to capitalized costs, with no gain or loss recognized, unless such sales involve a significant change in the relationship between costs and the estimated value of proved reserves, in which case a gain or loss is recognized. Under full cost accounting rules, total capitalized costs are subject to a ceiling test which limits such costs to the present value of estimated future cash flows, discounted at 10% per annum, plus the lower of cost or fair value of unproved properties (the “ceiling limitation”). VRF performs ceiling tests to evaluate whether the net book value of its full cost pool exceeds the ceiling limitation. If capitalized costs (net of accumulated depreciation, depletion, and amortization) are greater than the discounted future net revenues or ceiling limitation, a writedown or impairment of the full cost pool is required. A writedown of the carrying value of the full cost pool is a non-cash charge that reduces earnings and impacts stockholders’ equity in the period of occurrence and typically results in lower depreciation, depletion, and amortization expense in future periods. Once incurred, a writedown is not reversible at a later date.

The ceiling test is calculated using oil prices in effect as of the balance sheet date and adjusted for “basis” or location differential, held constant over the life of the reserves. In addition, the future cash outflows associated with settling asset retirement obligations are excluded from the computation of the discounted present value of future net revenues for the purposes of the ceiling test calculation. As of December 31, 2006 and 2005, no writedown was required.

Asset Retirement Obligations— VRF follows SFAS No. 143, Accounting for Asset Retirement Obligations for legal obligations associated with the retirement of long-lived assets related to oil properties. The objective of SFAS No. 143 is to establish an accounting model for accounting and reporting obligations associated with retirement of tangible long-lived assets and associated retirement costs. SFAS No. 143 requires entities to record the fair value of a liability for a legal obligation to retire an asset in the period in which the liability is incurred. A legal obligation is a liability that a party is required to settle as a result of an existing or enacted law, statute, ordinance, or contract. When the liability is initially recorded, the entity capitalizes the retirement cost of the related long-lived asset. Each period the liability is accreted to its then present value, and the capitalized cost is depreciated over the useful life of the related asset. If the liability is settled for an amount other than the recorded amount, an adjustment is made to the full cost pool, with no gain or loss recognized, unless the adjustment would significantly alter the relationship between capitalized costs and proved reserves.

In March 2005, the Financial Accounting Standards Board (FASB) issued Interpretation No. (FIN) 47. FIN 47 clarifies that an entity must record a liability for a “conditional” asset retirement obligation if the fair value can be reasonably estimated. The adoption of FIN 47 had no impact on the Company’s financial statements.

Other Property and Equipment — Other property and equipment is recorded at cost and consists of computer hardware and office furniture and equipment. Net gains or losses on the sale of property and equipment are included in other income and expense in the period in which the transaction occurs. Depreciation is calculated on the straight-line method based on the estimated useful lives of the assets, which range from 2 to 7 years. Betterments and major improvements that extend the useful lives of property and equipment are capitalized while expenditures for repairs and maintenance of a minor nature are expensed as incurred.

Derivative Financial Instruments— VRF utilizes various derivative instruments to reduce their exposure to fluctuations in the market price of oil. At December 31, 2006, the derivative instruments consist of a costless oil collar and, swap contracts entered into with the purchaser of the Company’s crude oil production and a financial institution. Derivative instruments are accounted for in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. Derivatives are recorded on the balance sheet at fair value and changes in the fair value of derivatives are recorded each period in current earnings. Gains and losses on derivative instruments that do not qualify for hedge accounting are included in other income (expense) in the period in which they occur. The resulting cash flows from derivatives are reported as cash flows from operating activities unless the derivative contract is deemed to contain a financing element in which such contracts and all cash flows therewith are reported as a financing activity. The Company had no derivative instruments designated for hedge accounting under SFAS No. 133 during all periods presented.

Fair Value of Financial Instruments— For cash and cash equivalents, receivables and payables, the carrying amounts approximate fair value because of the short maturity of these instruments. Long-term debt-affiliate is variable rate debt and as such, approximates fair values, as interest rates are variable based on prevailing market rates.

Inventories — Oil inventories are carried at the lower of cost to produce or market. Inventory cost represents production expenses.

Environmental Liabilities— VRF records environmental liabilities related to future costs on an undiscounted basis when the environmental assessments indicate that remediation efforts are probable, and the costs can be reasonably estimated. Environmental expenditures are expensed or capitalized, as appropriate, depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations, and that do not have future economic benefit, are expensed. Estimates are based on currently available facts, existing technology and presently enacted laws and regulations, taking into account the likely effects of inflation and estimated legal costs. These estimates are subject to revision in future periods based on actual costs or new circumstances. VRF evaluates recoveries from insurance coverage separately from its liability and, when recovery is assured, it records an asset separately from the associated liability in its financial statements. As of December 31, 2006 and 2005, management of VRF has recorded environmental liabilities of $287,234 and nil, respectively.

Revenue Recognition— VRF uses the entitlement method of accounting for the recognition of oil revenues. Under this method of accounting, income is recorded based on the net revenue interest in production or nominated deliveries. Oil revenue from the interests in producing wells is recognized when the production is delivered and the title transfers. Transportation costs incurred in connection with such operations are reflected as an operating cost.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include (1) oil property reserve estimates, (2) depreciation, depletion, and amortization, including future abandonment costs, and (3) accrued revenues and liabilities. Although management believes these estimates are reasonable, actual results could differ from these estimates.

Income Taxes— The Company has elected to be treated as a Subchapter S Corporation for tax purposes. As a result, income is taxable directly to our shareholders.

Recent Accounting Pronouncements— In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value, and expands disclosure about fair value measurements. The statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the effect the adoption of this statement will have, if any, on its consolidated results of operations and financial position.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 is effective for us as of January 1, 2008 and will have no impact on amounts presented for periods prior to the effective date. VRF cannot currently estimate the impact of SFAS No. 159 on the consolidated results of operations, cash flows, or financial position.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (FIN 48), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined. FIN 48 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. The Company adopted this interpretation on January 1, 2007, which did not have a material impact on its results of operations or financial position.

3.	ASSET RETIREMENT OBLIGATIONS

Inherent in the fair value calculation of asset retirement obligation (ARO) are numerous assumptions and judgments including the ultimate settlement amounts, inflation factors, credit adjusted discount rates, timing of settlement, and changes in the legal, regulatory, environmental, and political environments. To the extent future revisions to these assumptions impact the fair value of the existing ARO liability, a corresponding adjustment is made to the oil properties balance.

The following table reflects the changes in the Company’s asset retirement obligation:

	Three Months		Years Ended
	Ended March 31,		December 31,
	2007	2006	2006	2005
	(Unaudited)	(Unaudited)

Asset retirement obligation —
beginning of period	$4,899,944	$4,387,786	$4,387,786	$4,856,662

Accretion expense	44,220	42,369	169,477	292,371
Liabilities incurred	—	411,924	411,924	—
Revisions to estimate	—	(87,587)	(69,243)	(431,454)
Liabilities settled	—	—	—	(329,793)

Asset retirement obligation —
end of period	$4,944,164	$4,754,492	$4,899,944	$4,387,786

4.	DERIVATIVE INSTRUMENTS

On August 12, 2005, the Company assumed various derivative instruments from an affiliate. The derivative instruments are used to reduce its exposure to fluctuations in the market price of oil. The derivative instruments consist of oil swap contracts entered into with a financial institution. The fair value of the oil swap contracts on August 12, 2005 was a liability of $21,214,000.

The derivative contracts were not designated as hedges. As a result, the Company reflects the mark-to-market value of the derivative contracts in earnings each reporting period. The following table illustrates the factors impacting the change in the net value of the Company risk management liabilities for the years ended December 31, 2005 and 2006:

Fair value on August 12, 2005	$(21,214,000)
Net gain on derivative contracts	1,782,040
Contract settlements	5,725,790

Fair value on December 31, 2005	(13,706,170)

Net loss on derivative contracts	(4,672,184)
Contract settlements	15,266,958

Fair value on December 31, 2006	(3,111,396)

Net gain on derivative contracts (unaudited)	4,851,165
Contract settlements	(1,091,105)

Fair value on March 31, 2007 (unaudited)	$648,664

At December 31, 2006, the Company had the following open commodity derivative contract position:

Contract	Production Period	Volumes

Collar price floor $65/bbl ceiling
$84.95/bbl	January 1, 2006 to December 31, 2007	1,000 bbls/day
Swap price $77.49/bbl	January 1, 2008 to December 31, 2008	850 bbls/day
Swap price $75.10/bbl	January 1, 2009 to December 31, 2009	800 bbls/day

Location and quality differentials attributable to its properties are not included in the foregoing prices. Because of the quality and location of the Company’s oil production, these adjustments will reduce its net price per barrel.

5.	LONG-TERM DEBT — AFFILIATE

Long-term debt consists of the following:

	March 31, 2007		December 31, 2006		December 31, 2005
	Current	Long-Term	Current	Long-Term	Current	Long-Term
	(Unaudited)

Promissory Note
to VEC	$—	$8,000,000	$—	$8,000,000	$—	$10,000,000

On August 12, 2005, Calumet executed a five-year promissory note to VEC for $10 million. The note accrues interest on the outstanding principal amount at LIBOR, which was 5.3779% and 4.035% at December 31, 2006 and 2005, respectively, plus 2% per annum. Interest is payable on February 15th and August 15th annually until the fifth anniversary of the note at which time all outstanding principal and interest shall be due. Additionally, as long as any amounts are outstanding under the swap agreements by and between Calumet and Barclays Bank PLC, the Company can elect to pay interest on the promissory note through the issuance of additional notes. As of December 31, 2006 and 2005, accrued and unpaid interest totaled $942,167 and $225,867, respectively. Under the terms of the promissory note, the Company is prohibited from declaring or paying dividends.

Long-term debt maturing in each year subsequent to December 31, 2006, is as follows:

Years Ending
December 31

2007	$—
2008	—
2009	—
2010	8,000,000
2011	—

Total	$8,000,000

6.	RELATED-PARTY TRANSACTIONS

Oil Marketing Agreement— Plains Marketing, L.P. (PMLP) is the exclusive marketer/purchaser for all of the Company’s oil production. The marketing agreement provides that PMLP will purchase for resale at market prices all of the Company’s oil production for which PMLP charges a marketing fee of $0.20 per barrel. For the three-month periods ended March 31, 2007 and 2006 and for the years ended December 31, 2006 and 2005, PMLP paid approximately $5.9 million (unaudited), $5.3 million (unaudited), $45.1 million, and $38.1 million, respectively, for the purchase of oil under the agreement, including the royalty share of production. The Company paid approximately $24,994 (unaudited), $38,317 (unaudited), $133,174, and $137,470 in marketing fees to PMLP for the three-month periods ended March 31, 2007 and 2006 and for the years ended December 31, 2006 and 2005, respectively.

Employment Agreements— A member of the Board of Directors entered into an employment agreement with VRF to serve as President and Chief Executive Officer. Additionally, this employee is the majority shareholder of Five Point who provides administrative services to VRF under the ASA. The base salary under the agreement is $1 per year. Under the employment agreement, the officer is entitled to participate in income resulting from certain triggering events, including the sale of the Company in excess of a minimum liquidation value hurdle.

Administrative Services Agreements— Five Point provides various management and administrative services to VRF. The owners of Five Point are minority shareholders and board members of VRF. The administrative services agreement provides for a monthly management fee of $58,333 per month beginning January 1, 2007. Under the terms of the administrative services agreement for the period August 2005 to December 31, 2006, the Company can defer payment of $41,666 per month until January 1, 2007, subject to certain conditions. The Company recognized expense of $699,996 and $291,665 under this agreement in 2006 and 2005, respectively. Deferred management fees accrued as of December 31, 2006 and 2005 totaled $708,322 and $209,241, respectively.

Under a separate administrative services agreement with VEC, the Company paid VEC $45,000 per month. The Company recognized expense of $67,900 under this agreement.

Due To/From Related Parties — VRF has amounts due to and due from various related parties as of December 31, 2006. VRF owes $715,581 (accounts payable) to Five Point.

7.	COMMITMENTS, CONTINGENCIES, AND INDUSTRY CONCENTRATION

In the course of its normal business affairs, the Company is subject to possible loss contingencies arising from federal, state, and local environmental, health and safety laws and regulations and third-party litigation.

As is common within the industry, VRF has entered into various commitments and operating agreements related to the exploration and development of and production from proved oil properties and the marketing, transportation, terminaling and storage of oil. It is management’s belief that such commitments will be met without a material adverse effect on our consolidated financial position, results of operations or cash flows.

Industry Concentration— Financial instruments which potentially subject us to concentrations of credit risk consist principally of accounts receivable with respect to VRF’s oil operations and derivative instruments related to VRF’s hedging activities. PMLP is the exclusive marketer/purchaser for all of the Company’s equity oil production. This concentration has the potential to impact our overall exposure to credit risk, either positively or negatively, in that PMLP may be affected by changes in economic, industry or other conditions. VRF does not believe the loss of PMLP as the exclusive purchaser of their equity production would have a material adverse affect on our consolidated financial position, results of operations or cash flows. VRF believes the pricing terms PMLP has extended to the Company is competitive with the market and does not include any preferential amounts. Accordingly, VRF believes PMLP could be replaced by other purchasers under contracts with similar terms and conditions.

There are a limited number of alternative methods of transportation for our production. Substantially all of our oil production is transported by pipelines, trucks and barges owned by third parties. The inability or, unwillingness of these parties to provide transportation services for a reasonable fee could result in having to find transportation alternatives, increased transportation costs, or involuntary curtailment of a significant portion of the Company’s oil production which could have a negative impact on future consolidated financial position, results of operations or cash flows.

8.	SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Selected cash payments and noncash activities were as follows:

	March 31,		December 31,
	2007	2006	2006	2005
	(Unaudited)	(Unaudited)

Noncash transaction —
accrued capital expenditures	$—	$121,123	$443,293	$142,393

Assumption of net obligations
from affiliate	$—	$—	$—	$7,129,217

9.	SUBSEQUENT EVENTS

On May 24, 2007, the Company sold substantially all of the assets of Calumet to BreitBurn Energy Partners L.P.

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VULCAN RESOURCES FLORIDA, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION FOR OIL PRODUCING ACTIVITIES (UNAUDITED)

1.	COSTS INCURRED RELATING TO OIL AND GAS PRODUCING ACTIVITIES

The aggregate capitalized costs relative to oil producing activities are as follows:

	2006	2005

Unproved oil properties	$1,480,576	$—
Proved oil properties	39,580,586	36,406,955

	41,061,162	36,406,955
Accumulated depreciation, depletion, and amortization	(8,996,557)	(4,841,209)

Net capital costs	$32,064,605	$31,565,746

The following table sets forth information with respect to costs incurred, whether expensed or capitalized, in oil and gas activities for the years ended December 31, 2006 and 2005:

	2006	2005

Property acquisition costs:
Unproved	$—	$—
Proved	—	—
Exploration costs	1,480,576	—
Development costs	3,173,631	2,075,439

Total	$4,654,207	$2,075,439

2.	ESTIMATED OIL RESERVES

The following information regarding estimates of the Company’s proved oil reserves, all located in the United States, is based on reports prepared on behalf of the Company by petroleum engineers. Because oil reserve estimates are inherently imprecise and require extensive judgments of reservoir engineering data, they are generally less precise than estimates made in conjunction with financial disclosures. The revisions of previous estimates as reflected in the table below result from more precise engineering calculations based upon additional production histories and price changes (in thousands of barrels):

	2006	2005

Proved developed and undeveloped reserves — beginning of year	9,701	13,354

Revisions of previous estimates	(603)	(2,941)
Purchases of oil reserves	—	—
Extensions, discoveries, and other additions	—	—
Production	(702)	(712)

End of year	8,396	9,701

Proved developed reserves — end of year	7,504	7,854

3.	STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS FROM OIL OPERATIONS AND CHANGES THEREIN

The standardized measure of discounted future net cash flows was determined based on the economic conditions in effect at the end of the years presented, except in those instances where fixed and determinable gas price escalations are included in contracts. The disclosures below do not purport to present the fair market value of the Company’s oil and gas reserves. An estimate of the fair market value would also take into account, among other things, the recovery of reserves in excess of proved reserves, anticipated future changes in prices and costs, a discount factor more representative of the time value of money, and risks inherent in reserve estimates. The standardized measure of discounted future net cash flows is presented as follows (in thousands):
	2006	2005

Future cash inflows	$372,453	$451,573
Future costs:
Lease operating expenses	(228,798)	(168,293)
Development costs	(19,093)	(26,957)

Future net cash flows before income tax	124,562	256,323
Discount at 10% per annum	(45,840)	(96,393)

Standardized measure of discounted future net cash flows	$78,722	$159,930

The following are the principal sources of changes in the standardized measure of discounted future net cash flows (in thousands):

	2006	2005

Balance — beginning of year	$159,930	$119,589

Sales — net of production expense	(21,885)	(16,701)
Net changes in price and production cost	(60,508)	75,725
Previously estimated development costs incurred during year	2,904	1,026
Changes in estimated future development costs	3,707	(24)
Revision of quantity estimates and timing of estimated production	(21,419)	(31,644)
Accretion of discount	15,993	11,959

Balance — end of year	$78,722	$159,930